UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
May 3, 2011
Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	002-28167	52-2126573

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091

(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:	(907) 297-3000
Not Applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On May 3, 2011, Alaska Communications Systems Group, Inc. (the “Company”) issued a press release announcing that it intends to offer, subject to market conditions and other factors, $100 million aggregate principal amount of its Convertible Notes due 2018 in a private placement only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
     A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
     On May 5, 2011, the Company issued a press release announcing pricing of its private offering of $120 million aggregate principal amount of its 6.25% Convertible Notes due 2018, which was upsized from the previously announced $100 million aggregate principal amount offering, to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The offering is expected to close on May 10, 2011, subject to customary closing conditions.
     A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.
     This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated May 3, 2011, announcing the Company’s commencement of the offering of its Convertible Notes due 2018
99.2	Press Release, dated May 5, 2011, announcing pricing of $120 million the Company’s 6.25% Convertible Notes due 2018

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2011	Alaska Communications Systems Group, Inc.
	By:	/s/ LARS A. DANNER
Lars A. Danner
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 3, 2011, announcing the Company’s commencement of the offering of its Convertible Notes due 2018
99.2	Press Release, dated May 5, 2011, announcing pricing of $120 million the Company’s 6.25% Convertible Notes due 2018

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